UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Masimo Corporation

(Name of Registrant as Specified In Its Charter)

POLITAN CAPITAL MANAGEMENT LP
POLITAN CAPITAL MANAGEMENT GP LLC
POLITAN CAPITAL PARTNERS GP LLC
POLITAN CAPITAL NY LLC
POLITAN INTERMEDIATE LTD.
POLITAN CAPITAL PARTNERS MASTER FUND LP
POLITAN CAPITAL PARTNERS LP
POLITAN CAPITAL OFFSHORE PARTNERS LP
QUENTIN KOFFEY
MATTHEW HALL
AARON KAPITO
WILLIAM JELLISON

DARLENE SOLOMON

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Masimo Independent Director Michelle Brennan Encourages Shareholders to Support an Urgently Needed Cultural Reset in the Company’s Boardroom

Believes that Masimo’s Current Board Prioritizes Unquestioning Loyalty to Mr. Kiani Above All Else – Making Real Independent Oversight Impossible

Highlights How a Majority of Truly Independent Directors Can Benefit Masimo’s Patients, Employees and Shareholders and Unlock the Company’s Growth Potential

NEW YORK – July 11, 2024 – Politan Capital Management (together with its affiliates, “Politan”), an 8.9% shareholder of Masimo Corporation (“Masimo” or the “Company”) (NASDAQ: MASI), today shared a statement from Michelle Brennan, an independent director of Masimo:

“When I was approached last year by an executive search firm about the opportunity to potentially serve on Masimo’s Board of Directors, I was immediately intrigued. Although I had no pre-existing relationship with Politan, I was very familiar with Masimo and its reputation in the sector given my time spent overseeing multi-billion-dollar global medical device businesses for Johnson & Johnson. As I did more of my own research, it became clear to me that Masimo was a company with vast potential – which ultimately led me to accept the role as an independent nominee.

After shareholders voiced their desire for change and elected Quentin and me to the Board, I was optimistic that I would be able to work constructively with the other independent directors. However, when I shared a standard list of onboarding questions and requested data that I had found useful in my other board roles, I was rebuffed. I was told to be patient, and that eventually I would receive the information I needed to do my job as a director. After two months, I was told to stop asking.

Masimo’s boardroom is not like any other I have experienced. There is no budget process. There is no belief that directors need to be adequately informed about, or provide oversight in relation to, regulatory investigations like the ones opened by the DOJ and the SEC at Masimo. And, most troublingly, there is a deep-seated belief among Mr. Kiani’s hand-picked directors that the desire to actively oversee management is equivalent to disloyalty. Specifically, the status quo is to “trust and believe” whatever Mr. Kiani says and not ask questions beyond the information he provides – even when there is an apparent disconnect between what may be best for Mr. Kiani and what is best for shareholders. Nowhere has this been more apparent than during the potential transaction process to separate the Consumer Business, during which directors received material information for the first time via Mr. Kiani’s media appearances. The bottom line is that my experience has led me to believe that the Board is unable to carry out its basic functions because it is essentially kept in the dark.

As a result, all of Masimo’s stakeholders have suffered. Shareholders have repeatedly seen results that miss expectations and have cost the Company its credibility with the financial community while driving down the share price. Employees have to deal with the distraction of two successive proxy contests, bonus cuts and coercion by leadership to demonstrate their “support” for Mr. Kiani. Patients are not the top priority they should be, as the Company invests in unnecessary areas and faces inquiries into recall processes. Masimo has the market position and leading technology to be a growth business. It’s my belief that our responsibility as directors is to help make that a reality, by continuing to invest in R&D and enhancing productivity. This is the type of transformation I led at Johnson & Johnson when I successfully returned multiple medical device businesses that had stagnated to above market growth, and it is what I am committed to achieving at Masimo.

Ironically, Mr. Kiani and his affiliated directors have made the fear of “disruption” a central theme of their campaign to maintain the status quo. This rings hollow to me. As an experienced operator, I know that the continuation of the problems listed above – in addition to the notion that if Mr. Kiani’s affiliated directors view him as “irreplaceable,” they will never feel like they can hold him to account – represent massively greater risks than a majority of independent directors sitting on the Board.

Over the last few months, I have had an opportunity to get to know Darlene Solomon and Bill Jellison. They are the type of objective, qualified and seasoned directors Masimo needs – particularly at this critical juncture as the Company advances the separation of the Consumer Business. The myriad financial hurdles and nuanced IP transfers that need to be navigated in order to ensure any potential transaction maximizes value for shareholders, while positioning Masimo for success over the long term, are areas where Darlene and Bill have direct expertise. The Board would be lucky to have them.

I continue to believe Masimo’s best days are in front of it. This is why I urge shareholders to support further change and true independent oversight at Masimo’s upcoming 2024 Annual Meeting.”

Additional information can be found on www.AdvanceMasimo.com.

***

Your vote is important, no matter how many shares of Common Stock you own. We urge you to sign, date, and return the WHITE universal proxy card today to vote FOR the election of the Politan Nominees and in accordance with the Politan Parties’ recommendations on the other proposals on the agenda for the 2024 Annual Meeting.

If you have any questions, require assistance in voting your

WHITE universal proxy card or voting instruction form,

or need additional copies of Politan’s proxy materials,

please contact D.F. King using the contact information provided here:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Stockholders call toll-free: (888) 628-8208

Banks and Brokers call: (212) 269-5550

By Email: MASI@dfking.com

Additionally, on July 11, 2024, Politan Capital Management LP, a Delaware limited partnership (“Politan”), updated its website, www.AdvanceMasimo.com (the “Site”), in connection with the solicitation of stockholders of Masimo Corporation, a Delaware corporation (“Masimo”). Copies of the materials posted to the Site are filed herewith.

ADVANCE MASIMO

About Politan | Our Nominees | Third Party Perspectives | Important Materials | Contact Us

Important Materials

Investor Presentations

"Correcting the Record" Presentation
JULY 1, 2024

Politan Investor Presentation
JUNE 26, 2024

Press Releases

Politan Details Why a Truly Independent Board is Urgently Needed at Masimo in Order to Protect Shareholder Value and Realize the Company's Full Potential
JUNE 26, 2024
BUSINESS WIRE

Politan Files Preliminary Proxy Statement
JUNE 3, 2024
BUSINESS WIRE

Politan Nominates Two Independent Candidates for Masimo Board
MARCH 25, 2024
BUSINESS WIRE

Materials

Politan Letter to Masimo Shareholders
JUNE 26, 2024

Definitive Proxy Statement
JUNE 21, 2024

Letter to Masimo's Lead Independent Director Craig Reynolds
MAY 9, 2024

Additional Information

Email Re: "Masimo: Concerning Management Practices"
JUNE 26, 2024

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Privacy Policy / Terms Of Use

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Politan Capital Management LP (“Politan”) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Politan that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Politan does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Politan disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Politan and the other Participants (as defined below) have filed a definitive proxy statement and accompanying WHITE universal proxy card or voting instruction form with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual stockholders meeting (the “2024 Annual Meeting”) of Masimo Corporation, a Delaware corporation (“Masimo”). Shortly after filing its definitive proxy statement with the SEC, Politan furnished the definitive proxy statement and accompanying WHITE universal proxy card or voting instruction form to some or all of the stockholders entitled to vote at the 2024 Annual Meeting.

The participants in the proxy solicitation are Politan, Politan Capital Management GP LLC (“Politan Management”), Politan Capital Partners GP LLC (“Politan GP”), Politan Capital NY LLC (the “Record Stockholder”), Politan Intermediate Ltd., Politan Capital Partners Master Fund LP (“Politan Master Fund”), Politan Capital Partners LP (“Politan LP”), Politan Capital Offshore Partners LP (“Politan Offshore” and, collectively with Politan Master Fund and Politan LP, the “Politan Funds”), Quentin Koffey, Matthew Hall, Aaron Kapito (all of the foregoing persons, collectively, the “Politan Parties”), William Jellison and Darlene Solomon (such individuals, collectively with the Politan Parties, the “Participants”).

As of the date hereof, the Politan Parties in this solicitation collectively own an aggregate of 4,713,518 shares (the “Politan Group Shares”) of common stock, par value $0.001 per share, of Masimo (the “Common Stock”). Mr. Koffey may be deemed to own an aggregate of 4,714,746 shares of Common Stock (the “Koffey Shares”), which consists of 1,228 restricted stock units (the “RSUs”) as well as the Politan Group Shares. Politan, as the investment adviser to the Politan Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Politan Group Shares, and, therefore, Politan may be deemed to be the beneficial owner of all of the Politan Group Shares. The Record Stockholder is the direct and record owner of 1,000 shares of Common Stock that comprise part of the Politan Group Shares. Both the Politan Group Shares and the Koffey Shares represent approximately 8.9% of the outstanding shares of Common Stock based on 53,182,247 shares of Common Stock outstanding as of June 13, 2024, as reported in Masimo’s definitive proxy statement filed on June 17, 2024. As the general partner of Politan, Politan Management may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Group Shares and, therefore, Politan Management may be deemed to be the beneficial owner of all of the Politan Group Shares. As the general partner of the Politan Funds, Politan GP may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Group Shares, and therefore Politan GP may be deemed to be the beneficial owner of all of the Politan Group Shares. Mr. Koffey, including by virtue of his position as the Managing Partner and Chief Investment Officer of Politan and as the Managing Member of Politan Management and Politan GP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Koffey Shares.

IMPORTANT INFORMATION AND WHERE TO FIND IT

POLITAN STRONGLY ADVISES ALL STOCKHOLDERS OF MASIMO TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY POLITAN WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS, ARE ALSO AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 STOCKHOLDERS CAN CALL TOLL-FREE: (888) 628-8208.

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy / Gordon Algernon / Dan Decea

MASI@dfking.com

Media Contacts

Dan Zacchei / Joe Germani

Longacre Square Partners

dzacchei@longacresquare.com / jgermani@longacresquare.com